UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 26, 2003

EPIX Medical, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-21863	04-3030815
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

71 Rogers Street Cambridge, Massachusetts 02142
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (617) 250-6000

Item 5.   Other Events.

On August 26, 2003, the Company issued a press release announcing that the underwriters of its recent public offering of 4.3 million shares of common stock have purchased an additional 345,000 shares pursuant to the overallotment option granted in connection with the offering.  The completion of the offering, including exercise of the overallotment option, resulted in the total sale of 4,645,000 shares with proceeds to the Company, after underwriting discounts, of $65,842,875.  The information contained in the press release dated August 26, 2003 is incorporated by reference and filed as Exhibit 99.1 hereto.

The Company filed the final prospectus supplement relating to the issuance and sale of its common stock with the Commission on August 7, 2003.  In connection with the filing of the prospectus supplement with the Commission, the Company is filing the legal opinion of the Company’s counsel, Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. as to the validity of the securities being offered pursuant to the overallotment option as Exhibit 5.1.

Item 7.   Financial Statements and Exhibits.

(c) The following exhibits are filed with this report:

Exhibit Number	Description

5.1	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., regarding the validity of securities being registered.

99.1	The Company’s Press Release dated August 26, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EPIX Medical, Inc.

(Registrant)

Date: August 26, 2003	By:	/s/ Peyton J. Marshall
Peyton J. Marshall
Senior Vice-President, Finance and Administration, Chief Financial Officer